SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported):	August 4, 2014

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535
(Commission File Number)	(IRS Employer Identification Number)

4400 Biscayne Boulevard, Miami, Florida
(Address of Principal Executive Offices)

33137
(Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 579-8000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Bennett S. LeBow, Chairman of the Board of Directors of Vector Group Ltd. (the "Company"), has informed the Company that he entered into a Rule 10b5-1 plan (the “Plan”) on August 4, 2014.

Under the Plan, he will gradually sell a portion of his Company common stock from August 19, 2014 until August 12, 2015. The Plan directs his broker to sell up to 50,000 shares per week, subject to certain pricing parameters. The shares to be sold are held by LeBow Epsilon 2001 Limited Partnership, an entity controlled by Mr. LeBow. Pursuant to the Plan, up to 2,600,000 shares can be sold. As reported in Mr. LeBow's most recent Schedule 13D, Mr. LeBow currently beneficially owns 10,785,116 shares of the Company's common stock. The Company has been advised that Mr. LeBow entered into the Plan in connection with personal estate planning and in order to diversify his personal holdings.

Mr. LeBow will report transactions effected under the Plan through Form 144 and Form 4 filings made with the Securities and Exchange Commission, as appropriate.

The Plan is intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and with Vector's Equity Retention and Hedging Policy and Stock Ownership Guidelines as well as compliance with Federal Securities Laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

By:	/s/ Marc N. Bell
Marc N. Bell
Vice President, Secretary & General Counsel
Date: August 8, 2014